                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 KEMET Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               KEMET Corporation

                                   Notice of
                              2000 Annual Meeting
                                of Stockholders
                                      and
                                Proxy Statement

                                  Meeting Date
                                 July 26, 2000






                            Your vote is important.

        Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope.

                               KEMET Corporation
                                 P.O. Box 5928
                       Greenville, South Carolina 29606

                                                                  June 26, 2000

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders which will be held on Wednesday, July 26, 2000, at 1:00 p.m., local time, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina.

   The notice of meeting, proxy statement and proxy are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

   It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ David E. Maguire
                                          David E. Maguire
                                          Chairman and Chief Executive Officer

                               KEMET Corporation
                                 P.O. Box 5928
                       Greenville, South Carolina 29606

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The 2000 annual meeting of stockholders (the "Annual Meeting") of KEMET Corporation (the "Corporation") will be held on Wednesday, July 26, 2000, at 1:00 p.m., local time, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina, to consider and take action with respect to the following matters:

     1. The election of two directors for three-year terms and one director for a two-year term or until their successors are duly elected and qualified.

     2. The authorization to amend the Corporation's Restated Certificate of Incorporation to provide for (i) an increase in the number of authorized shares of Common Stock, par value $0.01 per share, to 300,000,000 shares and (ii) a decrease in the number of authorized shares of Non-Voting Common Stock, par value $0.01 per share, to zero.

     3. The ratification of the appointment of KPMG LLP as independent public accountants for the fiscal year ending March 31, 2001.

     4. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   Holders of record of the Corporation's Common Stock at the close of business on June 1, 2000, are entitled to receive notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

                                          By order of the Board of Directors

                                          /s/ Glenn H. Spears
                                          Glenn H. Spears
                                          Executive Vice President and
                                           Secretary

June 26, 2000

Whether or not you plan to attend the meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy and mail it promptly in the envelope provided to ensure that your shares will be represented. You may nevertheless vote in person if you attend the annual meeting. In addition, your proxy is revocable at any time before it is voted by written notice to the Secretary of the Corporation or by delivery of a later-dated proxy.

                               KEMET Corporation
                                 P.O. Box 5928
                       Greenville, South Carolina 29606

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      2000 Annual Meeting of Stockholders
                                 July 26, 2000

                               ----------------

   This proxy statement is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of KEMET Corporation (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the 2000 annual meeting of stockholders (the "Annual Meeting") to be held on July 26, 2000, at the Embassy Suites, 670 Verdae Boulevard, Greenville, South Carolina, and at any adjournments or postponements thereof.

   This proxy statement, the enclosed proxy and the Corporation's annual report to stockholders are being mailed on or about June 26, 2000 to holders of record of Common Stock at the close of business on June 1, 2000.

   When you sign and return the enclosed proxy, the individuals identified as proxies thereon will vote the shares represented by the proxy in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote the shares represented thereby FOR the election of the directors described herein, FOR the amendment to the Corporation's Restated Certificate of Incorporation, FOR the ratification of the appointment of KPMG LLP as independent public accountants for the fiscal year ending March 31, 2001, and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the recommendation of the Corporation's management.

   Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

   Each outstanding share of Common Stock entitles the holder thereof to one vote. On June 1, 2000, the record date, there were 87,404,170 shares of Common Stock outstanding (after giving effect to the 2-for-1 split of the Common Stock distributed on June 1, 2000 to the holders of record on May 24, 2000 (the "Stock Split")). The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

                       PROPOSAL TO ELECT THREE DIRECTORS

   The Corporation's Restated Certificate of Incorporation provides that the Board of Directors will consist of not more than nine nor fewer than three directors with the number of directors to be established by the Board of Directors by resolution. The Corporation currently has five directors: Messrs. David E. Maguire, Stewart A. Kohl, Charles E. Volpe, E. Erwin Maddrey, II and Paul C. Schorr IV.

   The Board of Directors is currently comprised of five directors divided into three classes. The term of each class expires in different years. The nominees for election to the Board of Directors this year are (1)

Charles E. Volpe and Paul C. Schorr IV, who are currently directors of the Corporation and who have been nominated to serve for three-year terms or until their successors are duly elected and qualified, and (2) Charles M. Culbertson II, who is not currently a director of the Corporation and who has been nominated to serve for a two-year term or until his successor is duly elected and qualified. The Board of Directors expects the nominees named above to be available for election. In case the nominees are not available, the proxy holders may vote for substitutes, unless the Board of Directors reduces the number of directors.

   The directors will be elected at the Annual Meeting by a majority of the votes cast at the meeting by the holders of shares represented in person or by proxy. There is no right to cumulative voting as to any matter, including the election of directors.

   The following sets forth information as to each continuing director and the nominees for director, including age, as of June 1, 2000, principal occupation and employment during the past five years, directorships in other publicly held companies and period of service as a director of the Corporation.

   The Board of Directors recommends a vote "FOR" the re-election of Messrs. Volpe and Schorr to the Board of Directors to serve for three-year terms or until their successors are duly elected and qualified and the election of Mr. Culbertson to the Board of Directors to serve for a two-year term or until his successor is duly elected and qualified.

Nominees for Board of Directors

   Charles M. Culbertson II, 51, President and Chief Operating Officer, was named such in June 1999. Mr. Culbertson served as Senior Vice President and General Manager, Tantalum, from November 1997 to June 1999 and served as Vice President and General Manager of Tantalum Surface-Mount Capacitors from January 1996 to November 1997. Since June 1980, Mr. Culbertson has served in a number of engineering and management positions in the Company.

   Charles E. Volpe, 62, Director, was named such in December 1990. Mr. Volpe also served as Executive Vice President and Chief Operating Officer, and most recently served as President and Chief Operating Officer from October 1995 until his retirement on March 31, 1996. Mr. Volpe served as a Vice President from March 1996 until July 1997. Mr. Volpe had also served as Executive Vice President and Director of KEMET Electronics Corporation, a wholly-owned subsidiary of the Corporation, since April 1987. From August 1966 until April 1987, Mr. Volpe served in a number of capacities with the KEMET capacitor business of Union Carbide Corporation, most recently as General Manager. Mr. Volpe is also a director of Encad, Inc.

   Paul C. Schorr IV, 33, Director, was named such in April 1998. Mr. Schorr has served as a Managing Director of Citicorp Venture Capital, Ltd. ("CVC"), a subsidiary of Citibank, since January 2000 and served as a Vice President of CVC from June 1996 to January 2000. Mr. Schorr was previously an engagement manager for McKinsey and Company, Inc., a management consulting company, from 1993 to June 1996. Mr. Schorr also serves on the boards of ChipPAC International Company Limited, Fairchild Semiconductor Corporation, Paper-Pak Products and Sybron Chemicals, Inc.

Continuing Directors

   David E. Maguire, 65, Chairman, Chief Executive Officer and Director, has served as Chairman since August 1992. Mr. Maguire served as Chief Executive Officer, President and Director from November 1997 until June 1999, and from December 1990 until October 1996. Mr. Maguire also served as Chairman, President and Chief Executive Officer of KEMET Electronics Corporation since April 1987. From January 1959 until April 1987, Mr. Maguire served in a number of capacities with the KEMET capacitor business of Union Carbide Corporation, most recently as Vice President from June 1978 until April 1987.

   Stewart A. Kohl, 44, Director, was named such in May 1992. Mr. Kohl has been a Managing General Partner in The Riverside Company, an investment company, since October 1993. Mr. Kohl was previously a Vice President of Citicorp North America, Inc., and had been employed by various subsidiaries of Citicorp North

America, Inc., since 1988. Mr. Kohl also serves on the board of directors of Agri-Max, Inc., Conferon Incorporated, Delta Petroleum Company, Hudson Sharp Machine Company, Porcelain Products Company and Shore Bank and Trust Company.

   E. Erwin Maddrey, II, 59, Director, was named such in May 1992. Mr. Maddrey has been President, Chief Executive Officer and a director of Delta Woodside Industries, Inc., a textile manufacturer, and its predecessors since 1984. Prior thereto, Mr. Maddrey served as President and Chief Operating Officer and director of Riegel Textile Corporation. Mr. Maddrey also serves on the board of directors of Blue Cross of South Carolina and Renfro Corp.

   There are no family relationships among the foregoing persons.

Board and Committee Meetings

   The Board of Directors held four meetings (exclusive of committee meetings) during the preceding fiscal year. Each current director attended at least 75% of the number of meetings held during the preceding fiscal year of the Board of Directors and all committees on which such director served. The Board of Directors has established the following committees, the functions and current members of which are noted below.

  Executive Committee. The Executive Committee of the Board of Directors consists of Messrs. Maguire, Volpe and Kohl. The Executive Committee exercises the powers of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee met one time during the preceding fiscal year.

  Compensation Committee. The Compensation Committee of the Board of Directors consists of Messrs. Schorr, Kohl and Maddrey. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. The Compensation Committee met three times during the preceding fiscal year.

  Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. Schorr, Kohl and Maddrey. The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met three times during the preceding fiscal year.

   The Corporation does not have a standing nominating committee.

Compensation of Directors

   Each director (other than any director that is employed by the Corporation or CVC and its affiliates) is paid an annual director's fee of $20,000. Each director that is employed by CVC or its affiliates is paid an annual director's fee of $8,000, and no director that is employed by the Corporation is paid any annual director's fee. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers, directors and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from March 31, 1999 through March 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

   PROPOSAL TO AMEND THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION

   On May 15, 2000, the Board of Directors unanimously adopted a resolution approving an amendment (the "Proposed Amendment") to Article Four of the Corporation's Restated Certificate of Incorporation which would (1) increase the number of authorized shares of Common Stock of the Corporation from 100,000,000 to 300,000,000 shares and (2) decrease the number of authorized shares of Non-Voting Common Stock of the Corporation, par value $0.01 per share (the "Non-Voting Common Stock"), from 12,000,000 to zero shares. The Board further resolved that the Proposed Amendment be submitted to the stockholders for their approval. The Proposed Amendment is set forth in Annex A to this proxy statement.

   As of June 1, 2000, 87,404,170 shares of Common Stock were issued and outstanding and an aggregate of 3,681,510 unissued shares of Common Stock have been reserved for issuance in connection with the 1992 Executive Stock Option Plan, the 1992 Key Employee Stock Option Plan and the 1995 Executive Stock Option Plan (after adjustment giving effect to the Stock Split). The Board of Directors believes that the authorization of the additional shares of Common Stock will provide the Corporation with the flexibility it needs to manage the Corporation's business by enabling it to issue stock in connection with possible acquisitions, to raise additional equity financing or to effect possible future stock splits or stock dividends. The Corporation has no current plan or proposal to engage in any transaction that would result in the issuance of additional shares of Common Stock. No further action by the Corporation's stockholders is required for the issuance of additional shares of Common Stock except to the extent required by the rules of the New York Stock Exchange or applicable law.

   The Corporation has no shares of Non-Voting Common Stock outstanding. Since the Board of Directors does not foresee any need for the Corporation to issue any additional shares of Non-Voting Common Stock, the Board of Directors recommended that the authorized shares of Non-Voting Common Stock be decreased to zero shares so that the Corporation would not need to continue paying franchise taxes with respect to its authorized but unissued shares of Non-Voting Common Stock.

   The purposes of the Board of Directors in proposing the Proposed Amendment are as stated above, although the availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Corporation. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Corporation. The Corporation is not aware of any pending or threatened efforts to obtain control of the Corporation.

   The additional shares for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Authorized but unissued shares of Common Stock are generally available for future issuance at the discretion of the Board of Directors. Holders of Common Stock have no preemptive rights.

   If approved, the Proposed Amendment would become effective upon filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Corporation's Restated Certificate of Incorporation, which filing is expected to take place shortly after such approval. Under the provisions of the General Corporation Law of Delaware, a favorable vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the Proposed Amendment is required for adoption of the Proposed Amendment.

Abstentions and broker "non-votes" with respect to the Proposed Amendment will have the legal effect of a vote against the Proposed Amendment.

   The Board of Directors recommends a vote "FOR" the amendment to the Corporation's Restated Certificate of Incorporation.

       PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, upon recommendation by the Audit Committee, has appointed KPMG LLP as independent public accountants to examine the financial statements of the Corporation for the fiscal year ending March 31, 2001 and to perform other appropriate accounting services.

   A proposal will be presented at the Annual Meeting to ratify the appointment of KPMG LLP as the Corporation's independent public accountants. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

   The Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Corporation's independent public accountants for the fiscal year ending March 31, 2001.

                                OTHER BUSINESS

   At the date of this proxy statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the recommendation of the Corporation's management.

                              SECURITY OWNERSHIP

   As of June 1, 2000, the Corporation's issued and outstanding common stock consisted of 87,404,170 shares of Common Stock (after giving effect to the Stock Split). The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, the five executive officers (including the Chief Executive Officer), the directors and executive officers as a group, and all beneficial owners of more than 5% of the Common Stock is furnished as of June 1, 2000 (after giving effect to the Stock Split). Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name.

                                                                         Percent
                                                               Number of   of
  Directors, Executive Officers and 5% Stockholders             Shares    Class
  -------------------------------------------------            --------- -------
Citicorp Venture Capital, Ltd. (1)............................ 6,427,820   7.4%
David E. Maguire (2)(3).......................................   101,150     *
Charles M. Culbertson II (2)..................................    18,904     *
Glenn H. Spears (2)(4)........................................   158,742     *
Harris L. Crowley, Jr. (2)(5).................................    40,000     *
D. Ray Cash (2)...............................................   512,156     *
Stewart A. Kohl (6)...........................................    20,000     *
Charles E. Volpe (2)..........................................   610,532     *
E. Erwin Maddrey, II (7)......................................     4,000     *
Paul C. Schorr IV (8).........................................         0     *
First Pacific Advisors, Inc. (9).............................. 6,185,400   7.1
FMR Corp. (10)................................................ 5,749,400   6.6
All Directors and Executive Officers as a group (9 persons)... 1,465,484   1.7

--------
*   Less than one percent.
(1) The amount shown includes 6,427,820 shares of Common Stock beneficially owned by CVC, as to which CVC has sole power to vote and sole power to dispose. Based solely on an Amendment No. 2 to Schedule 13D filed by CVC, Citibank, N.A. ("Citibank"), Citicorp, Citigroup Holdings Company ("Holdings"), Citigroup, Inc. ("Citigroup") and Citigroup Foundation ("Foundation") dated January 26, 2000, (i) each of Citibank, Citicorp and Holdings, exclusively through their holding company structure, also beneficially own the same 6,427,820 shares held by CVC, as to which each of Citibank, Citicorp and Holdings has shared power to vote and shared power to dispose, (ii) Citigroup, through its direct and indirect subsidiaries, beneficially owns the same 6,427,820 shares held by CVC, as to which Citigroup has shared power to vote and shared power to dispose and (iii) Foundation beneficially owns no shares. In addition, Citigroup reported in the Amendment No. 2 to Schedule 13D that it shares voting and dispositive power over an additional 844,270 shares. The address of each of CVC, Citibank and Citicorp, as so reported, was 399 Park Avenue, 14th Floor, New York, New York 10043. The address of Holdings, as so reported, was One Rodney Square, Wilmington, Delaware 19899. The address of each of Citigroup and Foundation, as so reported, was 153 East 53rd Street, New York, New York 10043.
(2) The address of these individuals is c/o KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.
(3) The amount shown includes 96,000 shares subject to currently exercisable options.
(4) The amount shown includes 20,000 shares subject to currently exercisable options.
(5) The amount shown includes 40,000 shares subject to currently exercisable options.
(6) The address of this individual is c/o The Riverside Company, The Terminal Tower, 50 Public Square, Suite 4000, Cleveland, Ohio 44113.
(7) The address of this individual is c/o Delta Woodside Industries, Inc., 233 North Main Street, Greenville, South Carolina 29601.

(8) The address of this individual is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, 14th Floor, New York, New York 10043.
(9) First Pacific Advisors, Inc. ("First Pacific") reported shared voting power over 1,728,400 shares and shared dispositive power over 6,185,400 shares. The information set forth herein is based solely on an Amendment No. 2 to Schedule 13G filed by First Pacific for the year ended December 31, 1999. The address of First Pacific, as so reported, was 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.
(10) FMR Corp. ("FMR") reported sole voting power over 306,000 shares and sole dispositive power over 5,749,400 shares. Each of Edward C. Johnson III and Abigail P. Johnson also reported sole dispositive power over 5,749,400 shares. The information set forth herein is based solely on a
     Schedule 13G filed by FMR, Mr. Johnson and Ms. Johnson for the year ended December 31, 1999. The address of FMR, Mr. Johnson and Ms. Johnson, as so reported, was 82 Devonshire Street, Boston, Massachusetts 02109.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following summary compensation table specifies the components of the compensation packages for the Corporation's five executive officers (including the Chief Executive Officer) (the "named executives") for the fiscal years ended March 31, 2000, 1999 and 1998.

                                        Annual Compensation
                                      ------------------------
                                                                Securities
                                                                Underlying   All Other
Name and Principal                                                Option    Compensation
Position                  Fiscal Year Salary($)(1) Bonus($)(2) Awards(#)(3)    ($)(4)
------------------        ----------- ------------ ----------- ------------ ------------
David E. Maguire........     2000       $480,000   $1,037,000    200,000      $76,180
 Chairman and Chief          1999        456,000            0     96,000       48,197
 Executive Officer           1998        434,000      476,000     48,000       45,261

Charles M. Culbertson
 II.....................     2000       $278,000   $  478,000    120,000      $32,881
 President and Chief         1999        230,000            0     48,000       25,660
 Operating Officer           1998        187,000      121,000     24,000       22,557

Glenn H. Spears.........     2000       $240,500   $  319,000     80,000      $36,378
 Executive Vice
  President and              1999        220,000            0     48,000       29,601
 Secretary                   1998        210,000      135,000     24,000       26,832

Harris L. Crowley, Jr. .     2000       $248,750   $  319,000     80,000      $33,648
 Senior Vice President,      1999        230,000            0     48,000       25,650
 Technology and
  Engineering                1998        187,000      121,000     24,000       21,850

D. Ray Cash.............     2000       $205,000   $  269,000     60,000      $30,490
 Senior Vice President
  of Administration,         1999        175,000            0     48,000       22,388
 Treasurer and Assistant
  Secretary                  1998        158,000      102,000     24,000       20,700


--------
(1) Includes $113,775, $56,700, $41,963, $42,581 and $35,550 in fiscal year
    2000 deferred by Messrs. Maguire, Culbertson, Spears, Crowley and Cash, respectively, $34,200, $16,813, $16,500, $16,813 and $13,125 in fiscal year 1999 and $62,175, $20,075, $24,300, $18,650 and $16,500 in fiscal year 1998 pursuant to a 401(k) account and personal investment account.
(2) Pursuant to Corporation policy, bonuses for a fiscal year are paid in May of the following fiscal year. The amounts recorded above relate to the fiscal year for which the bonuses were earned.
(3) All stock option grants were made pursuant to the Corporation's 1995 Executive Stock Option Plan. The amounts shown have been adjusted to reflect the Stock Split.
(4) Represents payments made by the Corporation for the named executives pursuant to a 401(k) account and personal investment account, imputed income from Corporation-funded group term life insurance policies and imputed income for personal use of company car/car allowance.

Option Grants in Last Fiscal Year

   The following table sets forth certain information with respect to stock options granted during the fiscal year ended March 31, 2000 to the named executives. The amounts shown have been adjusted to reflect the Stock Split.

                                      Individual Grants
                          -----------------------------------------
                                                                    Potential Realizable
                          Number of  % of Total                       Value at Assumed
                          Securities  Options                       Annual Rates of Stock
                          Underlying Granted to                      Price Appreciation
                           Options   Employees  Exercise               for Option Term
                           Granted   in Fiscal   Price   Expiration ---------------------
Name                      (#)(1)(2)     Year     ($/SH)     Date     5%($)(3)  10%($)(3)
----                      ---------- ---------- -------- ---------- ---------- ----------
David E. Maguire........   200,000     15.0%     $14.50   10/20/09  $1,823,793 $4,621,853
Charles M. Culbertson
 II.....................   120,000      9.0       14.50   10/20/09   1,094,276  2,773,112
Glenn H. Spears.........    80,000      6.0       14.50   10/20/09     729,517  1,848,741
Harris L. Crowley, Jr. .    80,000      6.0       14.50   10/20/09     729,517  1,848,741
D. Ray Cash.............    60,000      4.5       14.50   10/20/09     547,138  1,386,556

--------
(1) These options are granted under the 1995 Executive Stock Option Plan to acquire shares of Common Stock.
(2) These options were granted at fair market value at the time of the grant and are generally not exercisable until two years after grant.
(3) The potential realizable value of the options, if any, granted in fiscal year 2000 to each of these officers was calculated by multiplying those options by the excess of (a) the assumed market value, as of October 20, 2009, of Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option's 10-year term, over (b) the base price shown. This calculation does not take into account any taxes or other expenses which might be owed. The assumed market value at a 5% assumed annual appreciation rate over the 10-year term is $23.62 and such value at a 10% assumed annual appreciation rate over that term is $37.61. The 5% and 10% assumed appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is made that the Common Stock will appreciate at these rates or at all.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth certain information concerning the value of unexercised stock options held by the named executives as of March 31, 2000. The amounts shown have been adjusted to reflect the Stock Split.

                                                   Number of
                                                   Securities
                                                   Underlying         Value of
                                                  Unexercised      Unexercised In-
                                                 Options at FY-   The-Money Options
                           Shares                    End(#)         at FY-End($)
                          Acquired      Value     Exercisable/      Exercisable/
Name                     on Exercise Realized($) Unexercisable      Unexercisable
----                     ----------- ----------- -------------- ---------------------
David E. Maguire........   144,000    1,656,215       0/296,000 $        0/$5,885,000
Charles M. Culbertson
 II.....................    72,000      708,513       0/160,000 $        0/$3,080,000
Glenn H. Spears.........    72,000      763,781       0/120,000 $        0/$2,395,000
Harris L. Crowley, Jr.
 .......................    72,000      763,844       0/120,000 $        0/$2,395,000
D. Ray Cash.............         0            0  72,000/ 92,000 $1,857,720/$1,847,500

Ten-Year Option Repricings

   The following table sets forth certain information with respect to all repricings of options held by any of the named executives during the last ten fiscal years. The amounts shown have been adjusted to reflect the Stock Split.

                                                                         Length of
                                             Market                      Original
                                 Number of  Price of                      Option
                                 Securities  Common   Exercise             Term
                                 Underlying Stock at  Price at    New    Remaining
                                  Options    Time of   Time of  Exercise  at Date
                                  Repriced  Repricing Repricing  Price      of
Name                       Date     (#)        ($)       ($)      ($)    Repricing
----                      ------ ---------- --------- --------- -------- ---------
David E. Maguire........  4/1/99   48,000     $6.00   $16.0625   $6.00   6.5 years
                          4/1/99   48,000      6.00      9.625    6.00   7.5 years
                          4/1/99   48,000      6.00     12.875    6.00   8.5 years
Charles M. Culbertson
 II.....................  4/1/99   16,000      6.00    16.0625    6.00   6.5 years
                          4/1/99   24,000      6.00      9.625    6.00   7.5 years
                          4/1/99   24,000      6.00     12.875    6.00   8.5 years
Glenn H. Spears.........  4/1/99   16,000      6.00    16.0625    6.00   6.5 years
                          4/1/99   24,000      6.00      9.625    6.00   7.5 years
                          4/1/99   24,000      6.00     12.875    6.00   8.5 years
Harris L. Crowley, Jr. .  4/1/99   16,000      6.00    16.0625    6.00   6.5 years
                          4/1/99   24,000      6.00      9.625    6.00   7.5 years
                          4/1/99   24,000      6.00     12.875    6.00   8.5 years
D. Ray Cash.............  4/1/99   16,000      6.00    16.0625    6.00   6.5 years
                          4/1/99   16,000      6.00      9.625    6.00   7.5 years
                          4/1/99   24,000      6.00     12.875    6.00   8.5 years

Compensation Committee Interlocks and Insider Participation

   The members of the Corporation's Compensation Committee are Messrs. Schorr, Kohl and Maddrey. No officers of the Corporation serve on the Compensation Committee.

Defined Benefit Plan

   The Corporation maintains a noncontributory defined benefit plan (the "Defined Benefit Plan" or the "Plan") for all U.S. employees in active employment with the Corporation on or after April 27, 1987, who have met certain minimum service requirements. The Defined Benefit Plan provides a full retirement pension with an unreduced benefit to the following participants: participants who have reached age 62 if they have at least ten years of service with the Corporation; participants who have reached age 65 or older if they have at least five years of service with the Corporation; and participants who have a combined age and years of service with the Corporation equal to at least 85, as long as such participants had a combined age and years of service with the Corporation equal to at least 75 on April 26, 1988.

   The Company also maintains a supplementary retirement plan in which key managers, including the named executive officers, participate. Under the terms of the Deferred Compensation Plan for key managers ("DCKM Plan") additions to a participant's account are made to offset contributions to which each was entitled under the Company's noncontributory defined benefit plan which was limited by the Employee Retirement Security Act of 1974 and the Internal Revenue Code.

   The benefit provided under the Defined Benefit and the DCKM Plan is the equivalent of a single life annuity for a participant's life commencing the month following the participant's last day of employment with the Corporation in a monthly amount equal to the sum of: (A) the greater of (1) 1.2% of the participant's average monthly compensation (based on a participant's five highest calendar year earnings (including certain bonuses) with the Corporation over the last ten years worked or, if greater, the final 60 months prior to a participant's retirement) multiplied by the participant's years of credited service prior to April 27, 1988, plus $12.00 per month; or (2) 1.5% of a participant's average monthly compensation multiplied by the participant's years of credited service prior to April 27, 1988, less the product of (x) the participant's estimated Social Security benefit based on the law in effect at actual retirement assumed to commence at the later of retirement or age 62, and (y) a factor determined to be the least of: 1.5% multiplied by the participant's years of credited service prior to April 27, 1988 (up to a maximum of 33 1/3 years), 50%, or the maximum offset based on Internal Revenue Service integration rules in effect at actual retirement; or
(3) $5.00 per month for each year of credited service prior to April 27, 1988, for the first ten years, $7.00 per month for each year of credited service prior to April 27, 1988, for the next ten years, and $9.00 per month for each year of credited service prior to April 27, 1988, in excess of 20 years, plus 10% of a participant's average monthly compensation reduced by 1% for each year by which credited service is less than eight years, plus $12.00 per month; plus (B) 0.8% of a participant's average monthly compensation multiplied by the participant's years of credited service after April 26, 1988; plus (C) 0.6% of the excess of a participant's average monthly compensation over a participant's covered compensation (defined as the average of the Social Security Taxable Wage Base for the same period over which the pay is averaged in calculating Social Security benefits under the Federal Social Security Act in effect at the time of a participant's termination) multiplied by the participant's years of credited service after April 26, 1988. Notwithstanding the foregoing, the amount of a participant's monthly benefits under the Defined Benefit Plan shall be offset and reduced by the amount of any benefits payable to such participant or former participant under the Union Carbide Retirement Program in effect on April 27, 1987, or under certain other plans. Reduced benefits are payable in the case of early retirement and to participants who terminate employment prior to retirement, provided they have completed at least five years of credited service.

   The following table shows the total estimated annual benefits payable under the Defined Benefit Plan's Trust Fund and the DCKM Plan on a single-life annuity basis upon normal retirement to participants in specified years of Corporation service and average annual compensation. Annual benefits payable to the Corporation's employees from Union Carbide's Retirement Program in effect on April 27, 1987 will offset and reduce the annual benefit listed below.

                                            Annual Benefit for Years of Service
                                                       Indicated (1)
                                            -----------------------------------
      Remuneration (2)                      10 Years 20 Years 30 Years 35 Years
      ------------------------------------- -------- -------- -------- --------
      $   25,000........................... $  2,000 $  5,391 $  8,011 $  9,511
          50,000...........................    4,660   10,841   16,611   19,611
          75,000...........................    8,160   17,220   26,196   30,750
         100,000...........................   11,660   24,283   37,139   43,567
         125,000...........................   15,160   31,475   48,081   56,385
         150,000...........................   18,660   38,668   59,024   69,202
         175,000...........................   22,160   45,860   69,966   82,020
         200,000...........................   25,660   53,053   80,909   94,837
         500,000...........................   67,660  139,363  212,219  248,647
         750,000...........................  102,660  211,288  321,644  376,822
       1,250,000...........................  172,660  355,138  540,494  633,172

--------
(1) The compensation used to determine benefits under the Defined Benefit Plan and the DCKM Plan for Messrs. Maguire, Culbertson, Spears, Crowley and Cash was $1,039,650, $368,357, $399,600, $343,257 and $293,550,
    respectively. Included in the total estimated annual benefit is a payment from Union Carbide's Defined Benefit Plan in the form of annuity contracts on a single-life annuity basis. This benefit under that Plan is based on service up to April 27, 1987, and the highest three years of the preceding ten years of compensation prior to March 31, 1987. The offset payment from Union Carbide's retirement program could be as high as 64% of the annual benefit listed above. As of March 31, 2000, credited years of service under that Plan for Messrs. Maguire, Culbertson, Spears, Crowley and Cash were 41, 20, 23, 25 and 30, respectively.
(2) Average annual compensation of highest five years covered remuneration for pension purposes in ten years preceding normal retirement age.

Termination Benefits

   In May 1999, the Corporation entered into Change in Control Severance Compensation Agreements (the "Agreements") with Messrs. Maguire, Culbertson, Spears, Crowley and Cash and certain other officers. The Agreements were a result of a determination by the Board of Directors that it was important and in the best interests of the Corporation and its shareholders to ensure that, in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control. These agreements expire in May 2002.

   For purposes of the Agreements, a "change in control" includes (i) the acquisition by any person of 15% or more of the Corporation's voting securities, (ii) persons who were directors of the Corporation on the date of the Agreements ceasing to constitute a majority of the Board, unless the new directors were approved by a majority vote of the continuing directors, (iii) a consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a transaction in which at least 50% of the shares of the surviving corporation are held by the Corporation's stockholders and the proportionate ownership of the common stock of the surviving corporation remains substantially unchanged, or (iv) a shareholder-approved plan or proposal for the complete liquidation or dissolution of the Corporation.

   Benefits are payable under the Agreements only if a change in control has occurred and thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other changes. The principal benefits to be provided to officers under the Agreements are (i) a lump sum payment equal to up to one and one-half years' compensation (base salary), and (ii) continued participation in the Corporation's employee benefit programs or equivalent for up to one and one-half years following termination.

   The Agreements are not employment agreements, and do not impair the right of the Corporation to terminate the employment of the officer with or without cause prior to a change in control or absent a potential or pending change in control, or the right of the officer to voluntarily terminate his employment.

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is pleased to present its report on executive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. This Compensation Committee report documents the components of the Corporation's executive officer compensation programs and describes the bases upon which compensation will be determined by the Compensation Committee with respect to the executive officers of the Corporation, including the named executives. This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Compensation Philosophy. The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to individual and team contributions, continuous improvements in corporate performance, and increases in stockholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

  . Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

  . Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities, or new positions within the Corporation.

  . Take into account historical levels of executive compensation and the overall competitiveness of the market for high-quality executive talent.

  . Implement a balance between short-term and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and to encourage executive performance in furtherance of the fulfillment of those objectives.

  . Provide variable compensation opportunities based on the performance of the Corporation, encourage stock ownership by executives, and align executive remuneration with the interests of stockholders.

   Compensation Program Components. The Compensation Committee regularly reviews the Corporation's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Corporation. The particular elements of the compensation program for executive officers are further explained below.

   Option Repricing. On April 1, 1999, the Compensation Committee determined that the options which had been granted to the Corporation's executive officers from October 25, 1995 through October 23, 1997 at exercise prices ranging from $9.625 to $16.0625 per share (after adjustment giving effect to the Stock Split) would no longer provide sufficient incentives to, or encourage continued service from, the executive officers as a result of the decline in the market price of the Common Stock due to factors beyond the Corporation's control. In addition, the executive officers agreed to forego the cash bonuses that they would otherwise have received pursuant to the Executive Bonus Plan. Accordingly, the Compensation Committee authorized the "repricing" of those options by authorizing the cancellation of the outstanding options and the grant of the same number of new options at an exercise price of $6.00 per share (after adjustment giving effect to the Stock Split), the closing market price of the Common Stock on the date of grant. Options to purchase 392,000 shares (after adjustment giving effect to the Stock Split) held by the named executives were repriced. Because option grants generally are made only once each year, the option repricing in April 1999 had no effect on option grants for the remainder of fiscal year 2000.

   Repriced options were granted to the following named executives (each after adjustment giving effect to the Stock Split): David E. Maguire, option to purchase 144,000 shares; Charles M. Culbertson II, option to purchase 64,000 shares; Glenn H. Spears, option to purchase 64,000 shares; Harris L. Crowley, Jr., option to purchase 64,000 shares; and D. Ray Cash, option to purchase 56,000 shares. The repriced options become exercisable over an eight-year period and are not exercisable until, in the earliest case, the six month anniversary of the date of grant, which is later than when a portion of the cancelled options would have become exercisable. As a result, the repriced options provide an incentive to the optionees to work to build shareholder value and encourage continued service to the Corporation.

   Base Salary. The Corporation's base pay levels are determined by responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and targeted at the 50th percentile or median for jobs of equal description and scope as determined by the Hay Management Consultants' National Industrial Job Database which is updated each year by the Hay Annual Salary Survey of Industrial Jobs ("Hay Survey").

   Annual Bonus. The Executive Bonus Plan provides cash bonuses to the Corporation's top officers, including the named executives, if certain targets are met. The objective of the bonus is to enhance management's contribution to stockholder value by providing competitive levels of compensation for the attainment of financial objectives. In particular, the Executive Bonus Plan focuses corporate behavior on consistent and steady earnings growth by basing performance on a comparison of actual results to the Corporation's Annual Business Budget ("ABB"). Prior to the ninetieth day of each fiscal year, the Board will approve the ABB for the Corporation for such year. The Compensation Committee or such other committee as is designated by the Board (the "Committee") will then establish the base salary, the annual incentive base percent and the annual incentive base value for each participant in the Executive Bonus Plan. For fiscal year 2000, the annual incentive base percent was set between 40% and 85%, and was applied to the participant's base salary to determine the annual incentive base value for each participant. The annual incentive base percent increases with the level of responsibility of an officer, with the CEO at the highest level. The Committee will then set earnings before depreciation, amortization, interest and taxes ("EBDAIT") goals at several levels, including the base, target and maximum performance levels for the Corporation and will also set the Corporation performance multiplier (the "Multiplier") that corresponds to the applicable level of EBDAIT. For fiscal year 2000, the Multiplier ranged from 0 at 72.5% of the target EBDAIT (base performance) to 2 at 132.5% of the target EBDAIT (maximum performance). In the event that the achieved EBDAIT is below the base level for such year, the Multiplier will be 0 and no incentive bonus will be payable. The Multiplier will be applied to the annual incentive base value to determine the bonus award for such year. Each participant, including the CEO, will separately receive a guaranteed bonus payment which will initially be equal to 0.5 times the annual incentive base value. For example, using the annual incentive base percent and maximum Multiplier for fiscal year 2000, since the Corporation achieved the maximum performance level, the Corporation's CEO was entitled to an incentive bonus equal to 2.5 times 85% of his base salary. Within 90 days of the end of each fiscal year, the Committee will determine and approve the EBDAIT level achieved for such fiscal year and will approve the grant and payment of the bonus awards in the aggregate to all participants and to each of the executive officers, including the CEO. Except in the case of death or total disability, a participant must be employed by the Corporation on the date the Committee approves the awards in order to receive an award under the Executive Bonus Plan.

   The amounts that any participant in the Executive Bonus Plan, including the Corporation's CEO, will receive is not determinable in advance prior to the completion of the Corporation's fiscal year and the determination by the Committee (as described above) of the actual performance level achieved by the Corporation for such year. For information regarding amounts received with respect to fiscal year 2000 by the Corporation's CEO and the other named executives, see the Bonus column of the Summary Compensation Table.

   Stock Option Program. The Compensation Committee strongly believes that, by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to increase their ownership of the Corporation's stock, the interests of stockholders and executives will be closely aligned. To that end, the Corporation adopted the 1995 Executive Stock Option Plan, pursuant to which certain officers of the Corporation, including the named executives, received options during fiscal year 2000 to purchase an aggregate of 688,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such Common Stock on the date of grant.

   Compensation of Chief Executive Officer. The 2000 fiscal year compensation for Mr. Maguire, the Corporation's Chairman and Chief Executive Officer, was set by the Board of Directors at $488,000 based on, among other factors, the results of the Hay Survey. Because of the level of performance of the Corporation in comparison to the ABB, Mr. Maguire was entitled to a bonus of $1,037,000 for fiscal year 2000, which was paid in May 2000 pursuant to the Executive Bonus Plan. The Compensation Committee set Mr. Maguire's base salary at $525,000 for fiscal year 2001.

   The Omnibus Budget Reconciliation Act of 1994, signed by President Clinton on April 10, 1993, added Section 162(m) to the Internal Revenue Code of 1986, as amended. That Section limits the deductibility of compensation paid or accrued by the Corporation to the five most highly compensated employees in excess of $1,000,000, unless certain forms of compensation meet certain performance or other criteria mandated by law. The Compensation Committee structured the Executive Bonus Plan, approved by the Corporation's stockholders at the 1996 Annual Meeting, to comply with these tax law requirements, and believes that compensation under the Executive Bonus Plan will be deductible for federal income tax purposes.

   Summary. After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for stockholders and enhancing corporate performance. In particular, the Compensation Committee feels that providing a high proportion of compensation in the form of an annual bonus based on achieving certain targets based on the ABB will enhance corporate performance. The Compensation Committee currently believes that the compensation of executive officers is properly tied to stock appreciation through the 1995 Executive Stock Option Plan and through high levels of direct stock ownership. The Compensation Committee believes that executive compensation levels of the Corporation are competitive with the compensation programs provided by other corporations with which the Corporation competes. The foregoing report has been approved by all members of the Compensation Committee.

                                         COMPENSATION COMMITTEE
                                         Paul C. Schorr IV
                                         Stewart A. Kohl
                                         E. Erwin Maddrey, II

                               PERFORMANCE GRAPH

   The following graph compares the Corporation's cumulative total stockholder return for the past five fiscal years, beginning on March 31, 1995, with The Nasdaq Stock Market (National Market) Index and a peer group (the "Peer Group") comprised of certain companies which manufacture capacitors and with which the Corporation generally competes. The Peer Group is comprised of AVX Corporation, Thomas & Betts Corp. and Vishay Intertechnology, Inc.

                          Comparison of Total Return*
                 KEMET Corporation, Nasdaq Index and Peer Group

                               [LINE CHART]
                                           NASDAQ STOCK
               KEMET                       MARKET (NATIONAL
DATE           CORPORATION    PEER GROUP   MARKET) INDEX
----           -----------    ----------   ----------------

3/31/1995      $100.00        $100.00      $100.00
3/29/1996      $120.27        $107.60      $134.51
3/31/1997      $ 99.67        $108.09      $150.48
3/31/1998      $ 98.67        $131.43      $227.41
3/31/1999      $ 61.13        $ 88.83      $297.18
3/31/2000      $336.21        $273.84      $547.25

   *  Total Return assumes reinvestment of dividends.

                      CERTAIN INTERESTS AND TRANSACTIONS

   Pursuant to the terms of a Registration Agreement, dated as of December 21, 1990, as amended (the "Registration Agreement"), among the Corporation and certain stockholders of the Corporation, CVC, Messrs. Maguire, Spears, Crowley and Cash and certain other investors have the right, under certain circumstances and under certain conditions, to require the Corporation to register shares of the Corporation's Common Stock held by them under the Securities Act of 1933. Under the Registration Agreement, the Corporation is required to pay certain expenses and provide certain indemnifications in connection with any such registration. The Corporation also agreed to reimburse certain of its existing stockholders for certain expenses associated with the ownership of Common Stock.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   From time to time, stockholders present proposals which may be proper subjects for consideration at the Annual Meeting. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis. Proposals for the 2001 Annual Meeting, which is expected to be held on July 25, 2001, must be received by the Corporation no later than February 26, 2001. In addition, the Corporation's By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board of Directors and
(2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any stockholder who wishes to submit a proposal to be acted upon at next year's annual meeting or who proposes to nominate a candidate for election as a director must comply with such procedures. Any such proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Corporation at the address below.

                            ADDITIONAL INFORMATION

   This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, telex, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

   The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. Please complete the enclosed proxy and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By order of the Board of Directors

                                          /s/ Glenn H. Spears
                                          Glenn H. Spears
                                          Executive Vice President and
                                           Secretary

KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606
June 26, 2000

                                    Annex A


                                    FORM OF

                          CERTIFICATE OF AMENDMENT OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               KEMET CORPORATION


                                 Article Four

   Section 1. The aggregate number of shares of stock which the Corporation has authority to issue is 310,000,000, consisting of 10,000,000 shares of Series Preferred Stock, par value $0.10 per share (the "Series Preferred Stock"), 300,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and zero shares of Non-Voting Common Stock, par value $0.01 per share (the "Non-Voting Common Stock"). The Common Stock and the Non-Voting Common Stock are collectively referred to herein as the "Common Securities." All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.
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                      Solicited by the Board of Directors

                               KEMET CORPORATION
                                 P.O. Box 5928
                       Greenville, South Carolina 29606

                      2000 Annual Meeting of Stockholders

The undersigned hereby appoints DAVID E. MAGUIRE and GLENN H. SPEARS, and each of them, proxies, with full power of substitution and revocation, acting by a majority of those present and voting or, if only one is present and voting then that one, to vote the stock of KEMET Corporation which the undersigned is entitled to vote, at the 2000 annual meeting of stockholders scheduled to be held July 26, 2000, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect to the matters on the reverse side.

Your shares will be voted as directed herein. If the proxy is signed and no direction is given for any item, it will be voted FOR the nominees listed, FOR
Item 2 and FOR Item 3.

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.


 Please sign exactly as name(s) appear(s) hereon. If the securities are jointly owned, both owners should sign. Full title of one signing in representative capacity should be clearly designated after signature.


HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?
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          DETACH CARD                                     DETACH CARD
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                                       X
PLEASE MARK VOTES
AS IN THIS EXAMPLE
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                               KEMET CORPORATION
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1. Election of three Directors.
 Charles M. Culbertson II
 Charles E. Volpe
 Paul C. Schorr IV
 To withhold authority for an individual nominee, draw a line through his name.
                                    For the
                                   Nominees
                              Withhold Authority

2. The amendment to the Corporation's Restated Certificate of Incorporation.
                                      For
                                    Against
                                    Abstain

3. The ratification of the appointment of KPMG LLP as independent public accountants for the year ending March 31, 2001.
                                      For
                                    Against
                                    Abstain

Mark box at right if an address change or comment has been noted on the reverse side of this card.
                         ------------------------------------------------------
 Please be sure to sign  Date
  and date this Proxy.
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 Stockholder              Co-
     sign                owner
     here                 sign
                          here